                                                                     EXHIBIT 2.5



                          REGISTRATION RIGHTS AGREEMENT



                                   DATED AS OF



                                DECEMBER 7, 1998


                                 BY AND BETWEEN



                           LAHAINA ACQUISITIONS, INC.


                                       AND


                      GCA STRATEGIC INVESTMENT FUND LIMITED


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

                                TABLE OF CONTENTS

1.       INTRODUCTION.............................................................................................2
         1.1      SECURITIES PURCHASE AGREEMENT...................................................................2
         1.2      DEFINITION OF SECURITIES........................................................................2
         1.3      NATIONAL MARKET REPRESENTATION..................................................................2

2.       REGISTRATION UNDER SECURITIES ACT, ETC...................................................................2
         2.1      MANDATORY REGISTRATION..........................................................................2
                  (A)      REGISTRATION OF REGISTRABLE SECURITIES.................................................2
                  (B)      REGISTRATION STATEMENT FORM............................................................2
                  (C)      EXPENSES...............................................................................2
                  (D)      EFFECTIVE REGISTRATION STATEMENT.......................................................2
                  (E)      PLAN OF DISTRIBUTION...................................................................2
         2.2      INCIDENTAL REGISTRATION.........................................................................2
                  (A)      RIGHT TO INCLUDE REGISTRABLE SECURITIES................................................2
                  (B)      PRIORITY IN INCIDENTAL REGISTRATIONS...................................................3
         2.3      REGISTRATION PROCEDURES.........................................................................3
         2.4      UNDERWRITTEN OFFERINGS..........................................................................7
                  (A)      INCIDENTAL UNDERWRITTEN OFFERINGS......................................................7
                  (B)      HOLDBACK AGREEMENTS....................................................................7
                  (C)      PARTICIPATION IN UNDERWRITTEN OFFERINGS................................................7
         2.5      PREPARATION; REASONABLE INVESTIGATION...........................................................7
         2.6      REGISTRATION DEFAULT FEE........................................................................8
         2.7      INDEMNIFICATION.................................................................................8
                  (A)      INDEMNIFICATION BY THE COMPANY.........................................................8
                  (B)      INDEMNIFICATION BY THE SELLERS.........................................................9
                  (C)      NOTICES OF CLAIMS, ETC.................................................................9
                  (D)      OTHER INDEMNIFICATION.................................................................10
                  (E)      INDEMNIFICATION PAYMENTS..............................................................10
                  (F)      CONTRIBUTION..........................................................................10

3.       DEFINITIONS.............................................................................................11

4.       RULE 144................................................................................................13

5.       AMENDMENTS AND WAIVERS..................................................................................13

6.       NOMINEES FOR BENEFICIAL OWNERS..........................................................................13

7.       NOTICES.................................................................................................13

8.       ASSIGNMENT..............................................................................................14

9.       DESCRIPTIVE HEADINGS....................................................................................14


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
10.      GOVERNING LAW...........................................................................................14

11.      COUNTERPARTS............................................................................................14

12.      ENTIRE AGREEMENT........................................................................................14

13.      SEVERABILITY............................................................................................14


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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 7, 1998, between Lahaina Acquisitions, Inc., a Colorado corporation (the "Company"), and GCA Strategic Investment Fund Limited (the "Fund").

         1.       INTRODUCTION.

                  1.1 SECURITIES PURCHASE AGREEMENT The Company and the Fund has today executed that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), pursuant to which the Company has agreed, among other things, to issue an aggregate of Seven Hundred Fifty Thousand Dollars ($750,000.00) (U.S.) principal amount of 9% Convertible Notes of the Company (the "Notes") to the Fund or its successors, assigns or transferees (collectively, the "Holders"). The Notes are convertible into an indeterminable number of shares (the "Note Conversion Shares") of the Company's common stock, no par value per share (the "Common Stock") pursuant to the terms of the Notes. The number of Note Conversion Shares is subject to adjustment upon the occurrence of stock splits, recapitalizations and similar events occurring after the date hereof.

                  1.2 DEFINITION OF SECURITIES. The Note Conversion Shares are herein referred to as the "Securities."

                  1.3 NATIONAL MARKET REPRESENTATION. The Company represents and warrants that the Company's Common Stock is currently eligible for trading on the over-the-counter Bulletin Board operated by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") under the symbol "LAHA." Certain capitalized terms used in this Agreement are defined in
Section 3 hereof; references to sections shall be to sections of this Agreement.

         2.       REGISTRATION UNDER SECURITIES ACT, ETC.

                  2.1      MANDATORY REGISTRATION.

                           (A)      REGISTRATION OF REGISTRABLE SECURITIES. On
or before December 30, 1998, the Company shall prepare and file a registration statement on Form S-1 to effect the registration under the Securities Act of all, but not less than all, of the Registrable Securities which relate (or, because of the indeterminable number thereof, which could reasonably be deemed to relate) to the Securities; all to the extent requisite to permit the public disposition of such Registrable Securities so to be registered. The Company shall us its best efforts to cause the Registration Statement which is the subject of this Section 2.1(a) (the "Registration Statement") to be declared effective by the Commission no later than February 12, 1999 (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders thereof upon conversion of the Notes, or exercise of the Common Stock Purchase Warrants described in Section 1 above, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to such separate registration statement as if it were an amendment to the Registration Statement.

                           (B)      REGISTRATION STATEMENT FORM. Registrations
under this Section 2.1 shall be on Form S-1 or such other appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Fund; provided, however, such intended method of deposition shall not include an underwritten offering of the Registrable Securities.

                           (C)      EXPENSES. The Company will pay all
Registration Expenses in connection with any registration required by this
Section 2.1.

                           (D)      EFFECTIVE REGISTRATION STATEMENT. A
registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective for more than an aggregate of ninety (90) days.

                           (E)      PLAN OF DISTRIBUTION. The Company hereby
agrees that the Registration Statement shall include a plan of distribution section reasonably acceptable to the Fund and substantially in the form annexed hereto; provided, however, such plan of distribution section shall be modified by the Company so as to not provide for the disposition of the Registrable Securities on the basis of an underwritten offering.

                  2.2      INCIDENTAL REGISTRATION.

                           (A)      RIGHT TO INCLUDE REGISTRABLE SECURITIES. If
at any time after the date hereof but before the third anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2.1), on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Section 2.2. Upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the


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

Registrable Securities intended to be disposed of by such Holder an and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. The right provided the Holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion and will in no way limit any of the Company's obligations to pay the Securities according to their terms.

                           (B)      PRIORITY IN INCIDENTAL REGISTRATIONS. If the
managing underwriter of the underwritten offering contemplated by this Section
2.2 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (iii) second Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Registrable Securities shall have priority to all shares sought to be included by officers and directors of the Company as well as holders of ten percent (10%) or more of the Company's Common Stock.

                  2.3 REGISTRATION PROCEDURES. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and, as applicable, 2.2, the Company shall, as expeditiously as possible:

                           (i)      prepare and file with the Commission the
Registration Statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by


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

the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.1); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

                           (ii)     with respect to any Registration Statement
pursuant to Section 2.1, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of six (6) years after the date of this Agreement(subject to the right of the Company to suspend the effectiveness thereof for not more than 10 consecutive days or an aggregate of 30 days in such six (6) years period) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the "Registration Maintenance Period");

                           (iii)    furnish to each seller of Registrable
Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                           (iv)     use its commercially reasonable best efforts
to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any seller thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                           (v)      use its commercially reasonable best efforts
to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (vi)     furnish to each seller of Registrable
Securities a signed counterpart, addressed to such seller, and the underwriters, if any, of:


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                                    (A)     an opinion of counsel for the
Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement),reasonably satisfactory in form and substance to such seller) including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

                                    (B)     a "comfort" letter (or, in the case
of any Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statement included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

                           (vii)    notify the Sellers' Representative and its
counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

                                    (A)     when the Registration Statement, the
prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

                                    (B)     of any request by the Commission for
amendments or supplements to the Registration Statement or the prospectus or for additional information;

                                    (C)     of the issuance by the Commission of
any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by an Person for that purpose; and

                                    (D)     of the receipt by the Company of any
notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                           (viii)   notify each seller of Registrable Securities
covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the


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

prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (ix)     use its best efforts to obtain the
withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                           (x)      otherwise use its commercially reasonable
best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (xi)     enter into such agreements and take such
other actions as the Sellers' Representative shall reasonably request in writing (at the expense of the requesting or benefiting sellers) in order to expedite or facilitate the disposition of such Registrable Securities; and

                           (xii)    use its commercially reasonable best efforts
to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         The Company will not file any registration statement pursuant to
Section 2.1, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which the Sellers' Representative shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

         The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Securities Purchase Agreement.

         Each Fund agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this
Section 2.3, such Fund will forthwith discontinue such Fund's disposition of Registrable Securities pursuant to the Registration Statement


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relating to such Registrable Securities until such Fund's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Fund's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  2.4      UNDERWRITTEN OFFERINGS.

                           (A)      INCIDENTAL UNDERWRITTEN OFFERINGS. If the
Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(a), use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.

                           (B)      HOLDBACK AGREEMENTS. Subject to such other
reasonable requirements as may be imposed by the underwriter as a condition of inclusion of a Fund's Registrable Securities in the registration statement, each Fund agrees by acquisition of Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided however, such period shall not exceed the 120 day period commencing 30 days prior to the commencement of such underwritten offering and ending 90 days following the completion of such underwritten offering.

                           (C)      PARTICIPATION IN UNDERWRITTEN OFFERINGS. No
holder of Registrable Securities may participate in any underwritten offering under Section 2.2 unless such holder of Registrable Securities (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make an representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                  2.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such


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

registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  2.6 REGISTRATION DEFAULT FEE. If the Registration Statement contemplated in Section 2.1 is (x) not declared effective by the Required Effectiveness Date or (y) such effectiveness is not maintained for the Registration Maintenance Period, then the Company shall pay to the Fund the Default Fee specified in Section 10.4 of the Securities Purchase Agreement.

                  2.7      INDEMNIFICATION.

                           (A)      INDEMNIFICATION BY THE COMPANY. In the event
of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person


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

if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

                           (B)      INDEMNIFICATION BY THE SELLERS. The Company
may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                           (C)      NOTICES OF CLAIMS, ETC. Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                           (D)      OTHER INDEMNIFICATION. Indemnification
similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (but only if and to the extent required pursuant to the terms of Section 2.7(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

                           (E)      INDEMNIFICATION PAYMENTS. The
indemnification required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                           (F)      CONTRIBUTION. If the indemnification
provided for in the preceding subdivision of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this
Section 2.7, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (b) of this Section 2.7 had been available under the circumstances.

         The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision
(c) of this Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or allege untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Agreement":  As defined in Section 1.

                  "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Common Stock":  As defined in Section 1.

                  "Company": As defined in the introductory paragraph of this Agreement.

                  "Conversion Shares":  As defined in Section 1.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Notes": As defined in Section 1, such term to include any securities issued in substitution of or in addition to such Notes.

                  "OTC Bulletin Board":  As defined in Section 1.

                  "Person": A corporation, association, partnership, organization, business, individual, governmental or political subdivision thereof or a governmental agency.

                  "Registrable Securities": The Securities and any securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding,
(e) on the expiration of the applicable Registration Maintenance Period or (f) any and all legends restricting transfer thereof have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act.

                  "Registration Expenses": All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all stock exchange and OTC Bulletin Board or other NASD or stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of not more than one law firm (not to exceed $25,000) retained by the holder or holders of more than 50% of the Registrable Securities, premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

                  "Registration Maintenance Period":  As defined in Section 2.3.

                  "Required Effectiveness Date":  As defined in Section 2.1.

                  "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Securities Purchase Agreement":  As defined in Section 1.

                  "Sellers' Representative": Global Capital Advisors Ltd. or such Person designated by Global Capital Advisors Ltd. as of the time of disposition of the last of the Notes held by the Fund (or subsequent Sellers' Representative).

         4. RULE 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 4.

         5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by an holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

         7. NOTICES. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Securities Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective
(i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

         8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Sellers' Representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Sellers' Representative and be binding on all persons for all purposes.

         9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         11. COUNTERPARTS. This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         13. SEVERABILITY. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                         LAHAINA ACQUISITIONS, INC.


                                         By: /s/ Graham M. Cooper
                                            ----------------------------------
                                         Name: Graham M. Cooper
                                              --------------------------------
                                         Title: President
                                               -------------------------------


                                         Address: P.O. Box N 8160
                                                 -----------------------------
                                                  Nassau, Bahamas
                                                 -----------------------------

                                                 Fax: (242) 322-6949
                                                     -------------------------
                                                 Tel.: (242) 322-2504
                                                      ------------------------


                                         GCA STRATEGIC INVESTMENT FUND LIMITED


                                         By:       /s/ Lewis N. Lester
                                                 -----------------------------
                                         Name:    Lewis N. Lester
                                         Title:   Director

                                         Address: 106 Colony Park Drive
                                                  Suite 900
                                                  Cumming, Georgia 30040

                                                  Fax:   678 947-6499
                                                  Tel.:  678 947-0028










                                                   Registration Rights Agreement

                    CERTIFICATE OF MONGOOSE INVESTMENTS, LCC


         GCA Strategies Investment Fund, Limited
         106 Colony Park Drive
         Suite 900
         Cumming, GA 30040

         This Certificate is executed and delivered by Mongoose Investments, LLC ("Mongoose") in connection with the Securities Purchase Agreement ("the Agreement") dated as of December 7, 1998 between Lahaina Acquisitions, Inc. ("Lahaina") and GCA Strategies Investment Fund, Limited ("GCA Fund") and the Convertible Notes, Registration Rights Agreement and Warrant as defined in the Agreement, and the Stock Purchase Agreement dated as of December 7, 1998 between Lahaina and Mongoose.

         In connection with the transaction contemplated by the Agreement, Mongoose is acquiring 1,910,000 shares of the no par value per share Series A Preferred Stock of Lahaina. The terms of the Preferred Stock are attached here as Exhibit A.

         This Certificate is to confirm that so long as the Convertible Notes, Registration Rights Agreement and Warrant are outstanding, Mongoose will not enforce any term of the Series A Preferred Stock which is inconsistent with the obligations of Lahaina under the Convertible Notes, the Registration Rights Agreement or the Warrant without the prior written consent of GCA Fund or any successor holder of the Convertible Notes or Warrant, respectively.

         This ____ day of December, 1998.

                                          MONGOOSE INVESTMENTS, LLC


                                          By: /s/ Richard P. Smyth
                                             -----------------------------------
                                                  Richard P. Smyth

                                          Title:  Managing Member
                                                --------------------------------

                     FORM OF REGISTRATION RIGHTS AGREEMENT